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                                                                  EXHIBIT 10.15

                   THE SURFACE MOUNT TECHNOLOGY CENTRE INC.


                                  July 30, 1999



Paul Walker
48 42nd Street
Unionville, Ontario  L3P 7K1
CANADA

     Re:  Employment Agreement

Dear Mr. Walker:

     This letter sets forth the terms and conditions of your employment with The Surface Mount Technology Centre Inc., an Ontario corporation (the "COMPANY") to be effective as of the date of closing of the transactions (the "EFFECTIVE DATE") described in the Reorganization and Merger Agreement dated as of July 26, 1999 among the Company, SMTC Corporation ("HOLDINGS"), HTM Holdings, Inc. ("HTM"), EMSIcon Investments LLC, the Company's stockholders, the HTM stockholders and warrantholders and others (the "REORGANIZATION AGREEMENT"). This Agreement is entered into in connection with the transactions described in the Reorganization Agreement pursuant to which you, as a stockholder of the Company, will receive certain payments upon the repurchase for cancellation of a portion of your interest in the Company.

     1. EMPLOYMENT AND SERVICES. You shall be employed as the President and Chief Executive Officer of the Company, Holdings and its subsidiaries (the "SMTC GROUP") for the period beginning on the Effective Date and ending on December 31, 2001 or on such earlier date as your employment is terminated pursuant to paragraph 4 hereof (the "EMPLOYMENT PERIOD"). The Employment Period shall automatically be extended for successive one-year terms on December 31, 2001 and each anniversary thereof, unless (i) either party has given written notice of non-renewal to the other party at least 90 days prior to the scheduled expiration date of the Employment Period or (ii) your employment has been terminated pursuant to paragraph 4 hereof.

     During the Employment Period, you shall render such services of a senior executive nature to the SMTC Group and shall have such powers, duties and responsibilities as may from time to time be prescribed by the Holdings Board of Directors (the "BOARD"). You shall perform and discharge, faithfully, diligently and competently, such services, duties and responsibilities. You shall devote all of your business time and attention and your best efforts and ability to the business and affairs of the SMTC Group and shall not engage in other
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                                                                     Paul Walker
                                                            Employment Agreement
                                                                   July 30, 1999

business activities (whether or not compensated) during the Employment Period without prior written consent of the Board. You agree to serve, if elected or appointed thereto, in one or more positions as an officer or director of any one or more current or future members of the SMTC Group, or any one or more of the present or future subsidiaries or affiliates of Holdings, or as an officer, trustee, director or other fiduciary of any pension or other employee benefit plan of the Company, or any one or more of the present or future subsidiaries or affiliates of Holdings. Service in such additional positions will be without additional compensation except for reimbursement of reasonably related business expenses on the same terms as provided elsewhere in this Agreement.

     2. COMPENSATION. As compensation for your services performed under this Agreement during the Employment Period, the Company shall pay you a base salary at the rate of $250,000 per year. Such salary shall be payable in installments in accordance with the Company's regular payroll practices. During the Employment Period, you will be eligible to receive an annual bonus payment based on the achievement by Holdings of the EBITDA Targets and the Target Performance Bonus set forth on Annex A hereto. Such EBITDA Targets may be adjusted by the Board from time to time to reflect any future acquisitions, mergers or other business combinations by or involving Holdings or its affiliates. For the fiscal year ending December 31, 1999, the EBITDA Targets shall be calculated on a pro forma basis as if the combination of HTM and SMTC had occurred on January 1, 1999. Beginning in fiscal year 2000 you will be entitled to receive a mid-year advance against your annual bonus payment in an amount equal to 40% of the annual bonus payment that you would receive based on the Board's mid-year projection of the year-end EBITDA.

     3. BENEFITS. During the Employment Period, you shall be entitled to participate in or receive benefits under any life insurance plan, health and accident insurance plan, retirement plan and all other benefit arrangements generally available to the Company's executive officers and employees (other than severance plans or arrangements) as in effect from time to time. Without limiting the foregoing, you shall be entitled to receive up to Cdn$15,000 annually in accordance with past practice in connection with your contribution to a registered retirement savings plan. In addition to any life insurance plan described above as being generally available to the Company's executive officers and employees, the Company will at all times maintain a life insurance policy with a death benefit of $250,000 to be paid to a beneficiary of your choice. In addition, the Company will reimburse your reasonable out-of-pocket expenses incurred in connection with the performance of your services hereunder, in each case subject to and consistent with Company policy. During the Employment Period you shall be entitled to twenty paid vacation days in each fiscal year and shall also be entitled to all paid holidays given by the Company to its employees. Your paid vacation days shall be prorated for any period of service hereunder less than a full year. You will not be entitled to cash compensation for any vacation time not taken during the term hereof.

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                                                                     Paul Walker
                                                            Employment Agreement
                                                                   July 30, 1999

     4. TERMINATION AND SEVERANCE. The Employment Period shall terminate prior to its scheduled expiration date on the first to occur of (i) your death or permanent disability (defined as your actual inability to perform normal duties for a period of 90 consecutive days or for a total of 120 days in any two-year period or your prospective inability to perform such duties for such period as determined in good faith by the Board), (ii) a vote of the Board directing such termination for Cause, (iii) a vote of the Board directing such termination without Cause, or (iv) termination by you upon not less than 30 days' prior written notice for Good Reason. In the event of termination of the Employment Period pursuant to clauses (iii) or (iv) above and so long as you comply with the restrictions set forth in paragraphs 5 and 6 below, the Company shall continue to pay your base salary for two years following the date of such termination. Except as set forth in this paragraph 4, you shall not be entitled to any compensation or other payment from any current or future member, or affiliate of any such member, of the SMTC Group in connection with the termination of your employment. For purposes of this Agreement, (x) "CAUSE" shall mean (i) your willful and repeated failure to comply with the lawful directives of the Board, (ii) any criminal act or act of dishonesty, disloyalty, misconduct or moral turpitude by you that is injurious to the property, operations, business or reputation of any member of the SMTC Group, or (iii) your material breach of this Agreement that is not cured within 30 days after written notice thereof to you by the Company, and (y) "GOOD REASON" shall mean
(i) the Company's material breach of this Agreement that is not cured within 30 days after written notice thereof to the Company by you or (ii) a reduction in your responsibilities and authority such that you no longer function as the President and Chief Executive Officer of the Company and the members of the SMTC Group or are required to report to any person other than the Board, provided however, that (a) if you do not terminate within 30 days after the Company has provided you notice of any such reduction in responsibilities, or (b) if, in your capacity as a director of any member of the SMTC Group, you vote to appoint someone else to serve as President or Chief Executive Officer of any member of the SMTC Group, then you shall be deemed to have waived your right to terminate for Good Reason based on such reduction.

     5. CONFIDENTIAL INFORMATION. You acknowledge that information obtained by you during your employment with the Company (including during the term prior to the Employment Period) concerning the business or affairs of the Company or any member of the SMTC Group ("CONFIDENTIAL INFORMATION") is the property of the Company. You shall not at any time during or after the Employment Period, without the prior written consent of the Board, disclose to any unauthorized person or use for your own account or for the account of any person other than the Company or its affiliates any Confidential Information, except to the extent necessary to comply with applicable laws or to the extent that such information becomes generally known to and available for use by the public other than as a result of (i) your acts or (ii) during the Employment Period, your omissions to act. Upon termination of the

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                                                                     Paul Walker
                                                            Employment Agreement
                                                                   July 30, 1999

Employment Period or at the request of the Board at any time, you shall deliver to the Board all documents containing Confidential Information or relating to the business or affairs of the Company or its affiliates that you may then possess or have under your control.

     6.  NON-COMPETITION; NON-SOLICITATION.

         a. NON-COMPETITION. You acknowledge that you are and will be in possession of Confidential Information, that your services are of unique and great value to the Company, and that some restrictions on your activities during and after your employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its affiliates. Accordingly, during the Employment Period and for the period thereafter during which you receive continued payments of your base salary pursuant to Section 4 or, in the case of termination of your employment for Cause pursuant to Section 4(ii), for a period of one year following the date of termination of your employment (the "NON-COMPETE PERIOD"), you shall not, directly or indirectly, own, manage, control, participate in, consult with, render services to, or in any manner engage in, any enterprise engaged in the assembly of printed circuit boards or other electronic manufacturing services within any geographical area in which the Company or its affiliates do business on the date of termination of your employment. Such geographical area shall include but not be limited to North America (including Mexico), Europe, Southeast Asia and China. Nothing herein shall prohibit you from being a passive owner of not more than 5% of any publicly-traded class of capital stock of any entity engaged in a competing business.

         b. NON-SOLICITATION OF EMPLOYEES, SUPPLIERS AND CUSTOMERS. During the Non-Compete Period, you shall not (i) interfere with the relationship between the Company or any of its affiliates, and any of their employees, or induce or attempt to induce any employee of the Company or its affiliates to terminate his or her employment, (ii) hire directly or through another entity any person who was an employee of the Company or any of its affiliates at any time during the Employment Period (other than a former employee of the Company who left his or her employment without any inducement by you), (iii) induce or attempt to induce any independent contractor providing services to the Company or any of its affiliates to terminate or diminish its relationship with the Company or its affiliates, (iv) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or its affiliates to cease doing business with such entity, or (v) in any way interfere in any material respect with the relationship between any such customer, supplier, licensee or business relation and the Company or its affiliates.

         c. SCOPE OF RESTRICTION. If, at the time of enforcement of this paragraph 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable

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                                                                     Paul Walker
                                                            Employment Agreement
                                                                   July 30, 1999

under circumstances then existing, you agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

         d. NECESSITY OF RESTRAINTS. You acknowledge that the restraints imposed by this paragraph 6 and by paragraph 5 above are reasonable and necessary for the protection of the Company and its affiliates, and that any such entity would be irreparably harmed by a breach by you of these provisions.

     7. WITHHOLDING; CURRENCY. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under any applicable law or legal requirement. Except as specifically noted, all amounts set forth in this Agreement are denominated in US Dollars.

     8. PRIOR AGREEMENTS. Except as expressly provided herein, all prior agreements, arrangements or understandings, written or oral, with respect to your employment with the Company or any subsidiary or affiliate thereof are superseded by this Agreement and shall be of no further force and effect.

     9. SURVIVAL. The provisions of paragraphs 5 and 6 hereof will survive any termination of this Agreement in accordance with their respective terms.

     10. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the laws of the Province of Ontario without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     11. NOTICES. All notices, requests and demands to or upon the parties hereto to be effective shall be in writing, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given or made upon: (i) delivery by hand, (ii) one business day after being sent by overnight courier; or (iii) in the case of transmission by facsimile, when confirmation of receipt is obtained. Such communications shall be addressed and directed to the parties as follows (or to such other address as either party shall designate by giving like notice of such change to the other party):

         If to you, at the address first stated above.

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                                                                     Paul Walker
                                                            Employment Agreement
                                                                   July 30, 1999

         If to the Company:

               The Surface Mount Technology Centre Inc.
               625 Hood Road
               Markham, Ontario  L3R 4N6
               Canada

         with a copy to:

               Ropes & Gray
               One International Place
               Boston, MA  02110
               Attention:  Alfred O. Rose
               Facsimile:  617-951-7050

     12. AMENDMENT; WAIVER. No provision of this Agreement may be amended modified, waived or discharged unless such amendment waiver, modification or discharge is approved by the Board and agreed to in writing signed by you and such officer as may be specifically authorized by the Board in connection with such approval. No waiver of any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     13. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon (i) you, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and (ii) the Company and its successors (including, without limitation, by means of reorganization, merger, amalgamation, consolidation or liquidation) and permitted assigns. The Company may assign this Agreement to Holdings or any subsidiary or affiliate of Holdings or to any successor of the Company or Holdings by reorganization, merger, amalgamation, consolidation or liquidation and any transferee of all or substantially all of the business or assets of the Company, Holdings or of any division or line of business of the Company or Holdings with which you are at any time associated. The Company and Holdings require your personal services hereunder and you may not assign this Agreement.


                                   * * * * *

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                                                                     Paul Walker
                                                            Employment Agreement
                                                                   July 30, 1999

     Please execute the extra copy of this letter Agreement in the space below and return it to the undersigned at the address set forth above to confirm your understanding and acceptance of the agreements contained herein.

                                 Very truly yours,

                                 THE SURFACE MOUNT TECHNOLOGY CENTRE INC.


                                 By: /s/ Paul Walker
                                     ---------------
                                 Name: Paul Walker
                                 Title:

Accepted and agreed to:

EMPLOYEE


/s/ Paul Walker
---------------
Paul Walker

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